SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 12, 2006
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure
     On October 12, 2006, Barr Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the formal tender offer period for the offer by Barr’s European subsidiary to purchase 100% of the shares of PLIVA d.d., based in Zagreb, Croatia, has officially ended, and that, according to information maintained by the Croatian Central Depository Agency’s (the “CDA”) website, shareholders to date have tendered 16,861,431 shares to Barr, representing more than 90% of the shares in PLIVA. A copy of the release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01 and in Exhibit 99.1 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission.
     The Company will host a Conference Call at 8:30 AM Eastern time on Friday, October 20th to discuss the closing of the transaction following the issuance of the final results of the tender process by the CDA on October 19, 2006. The number to call from within the United States is (800) 288-8960, and (651) 224-7558 Internationally. A replay of the conference call will be available from 12 Noon Eastern time on October 20th through 11:59 PM Eastern time October 22nd, and can be accessed by dialing (800) 475-6701 in the United States or (320) 365-3844 Internationally and using the access code 845063.
     The Conference Call will also be Webcast live on the Internet. Investors and other interested parties may access the live webcast through the Investors section, under Calendar of Events, on Barr’s website at www.barrlabs.com.
Item 9.01 Financial Statements and Exhibits
Exhibits
99.1	Barr Pharmaceuticals, Inc. press release October 12th, 2006

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.

Date: October 12, 2006	By:	/s/ William T. McKee
William T. McKee
Vice President, Chief Financial Officer and
Treasurer